Exhibit 99.1

Larry G. Pickering Joins Point Therapeutics' Board of Directors

    BOSTON--(BUSINESS WIRE)--May 24, 2004--Point Therapeutics (NASDAQ:POTP) today announced that Larry G. Pickering has joined the Company's Board of Directors.
    Larry G. Pickering is Global Chairman, CSFB Private Equity. He was previously Vice President, Corporate Development for Johnson & Johnson and an officer of that corporation. Mr. Pickering spent 32 years with Johnson & Johnson companies, starting as a sales representative for Ortho Pharmaceuticals and progressing through increasingly senior positions including national sales manager and division vice president-general manager. He also served as president of the Johnson & Johnson subsidiary, Janssen USA, company group chairman for Johnson & Johnson Consumer Pharmaceuticals and later president of the Johnson & Johnson Development Corporation.
    "We are very excited to have Larry Pickering join our Board of Directors," said Don Kiepert, Point Therapeutics' president and chief executive officer. "Larry has years of pharmaceutical experience with one of the top companies in the industry. We anticipate that Larry will bring valuable expertise and guidance to the Board and help us support the continued development of the Company."

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of malignant tumors, hematopoietic disorders and vaccine adjuvants.
    In 2004, Point expects to initiate four Phase 2 clinical studies for its lead product candidate talabostat (PT-100), in three different tumor types. The first Phase 2 study has been initiated and will investigate talabostat in non-small cell lung cancer in combination with Taxotere(R). The other planned trials will study talabostat in metastatic melanoma in combination with cisplatin, as a single-agent therapeutic in metastatic melanoma, and in chronic lymphocytic leukemia in combination with Rituxan(R). Point is currently testing talabostat in combination with Rituxan(R) in a Phase 1 human clinical study in patients with hematologic malignancies, such as non-Hodgkin's lymphoma. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. In addition, Point has initiated a preclinical development program to develop one member of its family of boroproline compounds as a vaccine adjuvant.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop products, (ii) obtain the necessary governmental approvals, (iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2004 and from time to time in Point's other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2136
             or
             The Trout Group
             Investor Relations
             Ritu Baral, 212-477-4007 ext. 25